UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2005

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-49834 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA 92121
(Address of Principal Executive Offices)

(858) 410-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On February 15, 2005, Gen-Probe Incorporated (“Gen-Probe”) entered into a Supply and Purchase Agreement (“Agreement”), effective as of February 15, 2005 (“Effective Date”), with F. Hoffmann-La Roche Ltd. and its affiliate Roche Molecular Systems, Inc. (collectively “Roche”). Under the agreement, Roche will manufacture and supply DNA probes for human papillomavirus (“HPV”). Gen-Probe will use these probes (the “HPV Products”) in molecular diagnostic assays. Pursuant to the Agreement, Gen-Probe agreed to pay Roche manufacturing fees of $20,000,000 within 90 days of the Effective Date, and $10,000,000 within 10 days of the occurrence of certain future commercial events. Gen-Probe also agreed to pay Roche transfer fees for the HPV Products. Pursuant to the Agreement, Gen-Probe is obligated to purchase from Roche and Roche is obligated to supply to Gen-Probe all of Gen-Probe’s requirements of the HPV Products.

     The Agreement contains indemnification provisions for the benefit of each party. The Agreement will expire on the expiration of the last to expire of the Roche HPV patents. Either party may terminate the Agreement for material breach by written notice to the other party of an uncured material breach by the other party or if the other party is unable to pay its debts or enters into compulsory or voluntary liquidation.

     A copy of the press release we issued with respect to the execution of the Agreement is furnished with this current report as Exhibit 99.1.

Forward-Looking Statements

     Any statements in this current release about Gen-Probe’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” For example, statements concerning future development, payment of fees and commercial milestones are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to: (i) the risk that Roche’s intellectual property may be infringed by third parties or invalidated, (ii) the risk that Roche may not manufacture DNA probes in accordance with the agreement, (iii) the risk that legal action by others may prevent Gen-Probe from entering the HPV market, (iv) the risk that Gen-Probe may not successfully develop HPV diagnostics, (v) the risk that the HPV market will not grow as expected, (vi) the risk that Gen-Probe may not enter new HPV diagnostic markets successfully or economically, and (vii) the risk that Gen-Probe may not be able to maintain its current corporate agreements, including with Roche, or enter into new ones. For additional information about risks and uncertainties Gen-Probe faces and a discussion of Gen-Probe’s financial statements, see documents filed with the SEC, including the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004 and all periodic filings made with the SEC. Gen-Probe assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this current report or to reflect the occurrence of subsequent events.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
99.1	Press release of Gen-Probe Incorporated dated February 15, 2005.

1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gen-Probe Incorporated
	By:	/s/ R. William Bowen
Date: February 15, 2005		R. William Bowen
Vice President and General Counsel

2.